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                               [_________] Shares

                          OMNICORDER TECHNOLOGIES, INC.
                                  Common Stock

                           SELECTED DEALERS AGREEMENT



                                                           Garden City, New York
                                                                [________], 1998

Dear Sir or Madam:

                  SECTION 1. Purchase of Shares by Underwriter. We, the Underwriter named in the enclosed Prospectus (the "Underwriter"), have agreed to purchase from Omnicorder Technologies, Inc. (the "Company"), a Delaware corporation, an aggregate of [_________] shares of the Common Stock, $0.01 par value ("Common Stock"), of the Company an aggregate of [___________] shares of Common Stock, and the Underwriter has been granted an option by the Company to purchase all or part of an additional [________] shares of the Common Stock, subject to the terms of an agreement (the "Underwriting Agreement") among the Underwriter and the Company. Such [__________] shares and such aggregate of [____________] shares of the Common Stock (collectively referred to as the "Shares") are described in the Prospectus, additional copies of which will be supplied in reasonable quantities upon request to us.

                  SECTION 2. Offering to Selected Dealers. (a) The Underwriter is offering a portion of the Shares to certain dealers (the "Selected Dealers") as principals, subject to the terms and conditions hereof and of the Underwriting Agreement and to modification or cancellation of the offering without notice, at the public offering price set forth on the cover page of the Prospectus (the "Offering Price"), less a concession not exceeding [$_______] per share for each Share (the "Selling Concession"). The Offering Price may be changed at any time or from time to time in our discretion without notice to the extent permitted by applicable laws, rules and regulations. Shares purchased by the Underwriter and not sold to the Selected Dealers as aforesaid may be sold by the Underwriter, who has agreed with respect to the sale of the Shares to be bound by the terms and provisions of this Agreement. The Underwriter may be included among the Selected Dealers.

                  (b) The offering of a portion of the Shares to Selected Dealers may be made on the basis of reservations or allotments against subscriptions. We are advising you by telegram of the method and terms of the offering. Acceptance of any





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reserved Shares received by us, at the offices of Cambridge Capital, LLC, 1225
Franklin Avenue, Garden City, New York 11530, Attention: Syndicate Department, after the time specified therefor in the telegrams and any application for additional shares will be subject to rejection in whole or in part. The offering may be withdrawn by us at any time without notice and the right is reserved to reject any subscription in whole or in part. Any offering or invitation to you pursuant to the terms hereof is conditioned on your being qualified under applicable securities laws, if any, to act as a dealer or broker in securities.

                  (c) Any Selected Dealer may buy Shares from or sell Shares to any other Selected Dealer at the Offering Price, less all or any part of a concession not exceeding the Reallowance (which term is hereinafter defined).

                  (d) The Selling Concession payable to you for the Shares purchased and paid for by you may be held by us as a deposit for your account and will be payable after the termination of this Agreement, except that we shall have the right to cancel the Selling Concession in respect of any Shares (including Shares which may have been issued on transfer of or in exchange for such first mentioned Shares) delivered to you which we may purchase or contract to purchase for our account at or below the Offering Price prior to the termination of this Agreement, or which may be delivered against purchase contracts made prior to termination of this Agreement at or below the Offering Price, and, in addition, we may charge you with any broker's commission and transfer tax paid in connection with such purchase or contract to purchase.

                  SECTION 3. Offering to Public by Selected Dealers. (a) Subject to the terms hereof, you may reoffer the Shares purchased by you in conformity with the terms of offering set forth in the Prospectus and at the Offering Price immediately upon receipt of telegraphic release by us. Without our approval, the Shares shall not be offered or sold by you below the Offering Price before the termination of this Agreement, except that a concession not exceeding [$_______] (the "Reallowance") for each Share may be allowed by you to dealers who are members in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or to foreign dealers who are not eligible for membership in the NASD and who have agreed not to sell the shares of Common Stock (i) to purchasers in, or to persons who are nationals of the United States of America, and (ii) except in compliance with the NASD Interpretation with respect to Free Riding and Withholding of the NASD as to sales outside the United States.

                  (b) You agree to advise us from time to time upon request, prior to the termination of this Agreement, of the amount of Shares purchased by you hereunder remaining unsold, and to sell to us such amount of any unsold Shares as we may designate, at the Offering Price, less an amount determined by us not in excess of the Selling Concession.


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                  (c) Neither you nor any other person is, or has been,
authorized by the Company or us to give any information or to make any representations in connection with the sale of the Shares other than those contained in the Prospectus.

                  SECTION 4. Payment and Delivery. Payment for the Shares which you shall have agreed to purchase shall be made by you on such date and at such time as we may advise you, at the offices of Cambridge Capital, LLC, 1225 Franklin Avenue, Garden City, New York 11530, by immediately available funds to our order, against delivery of such Shares. Delivery instructions must be in our hands at said address at such time as we request. Additional Shares confirmed to you shall be delivered on such date or dates as we shall advise you. Notwithstanding the foregoing, payment for and delivery of Shares purchased by you hereunder will be made through the facilities of The Depository Trust Company, if you are a member, unless you have otherwise notified us prior to the date specified in our telex or telegram to you, or, if you are not a member, settlement may be through a correspondent who is a member pursuant to instructions you may send to us prior to such specified date.

                  SECTION 5. Blue Sky Matters. We shall not have any obligation or responsibility with respect to the right of any dealer to sell the Shares in any jurisdiction, notwithstanding any information which may be furnished as to the jurisdictions under the securities laws of which it is believed the Shares may be sold.

                  SECTION 6. Termination. This Agreement shall terminate at the close of business 30 days after the date hereof, but may be extended for a period or periods not exceeding in the aggregate 30 days, as we may determine. We may terminate this Agreement at any time without notice. Notwithstanding the termination of this Agreement, you shall remain liable for your proportion of any transfer tax or any liability which may be asserted or assessed against us of Selected Dealers based upon the claim that the Selected Dealers or any of them constitute a partnership, association, unincorporated business or other separate entity.

                  SECTION 7. Stabilization. You represent that you have not effected and will not effect any transaction in violation of the provisions of the Securities Exchange Act of 1934, as amended (the "1934 Act"), applicable to this offering, and you agree that you will not, until the completion of the distribution by you of the Shares which you acquired pursuant to this Agreement, bid for, purchase, sell or deal in, or attempt to induce others to purchase, Shares, except (i) as provided for in this Agreement and the Underwriting Agreement or as otherwise provided to us and (ii) in brokerage transactions not involving solicitation of the customer's order.

                  SECTION 8. Obligations of Selected Dealers. (a) Your acceptance hereof will constitute an obligation on your part to purchase, upon the terms and conditions hereof, the number of Shares reserved for and accepted by you (including

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any Shares subscribed for and allotted to you) and to perform and observe all of the terms and conditions hereof.

                  (b) In acting as a Selected Dealer under this Agreement and in offering and selling Shares hereunder, you agree to comply with all applicable rules of the Securities Act of 1933, as amended (the "1933 Act"), the 1934 Act and all applicable state securities laws. You represent that you are familiar with Rule l5c2-8 under the 1934 Act relating to the distribution of preliminary and final prospectuses and agree that you will comply therewith. In addition, you are familiar with the requirements of the NASD Conduct Rules and agree to comply with the requirements in such Rules as applicable to you.

                  (c) You are not authorized to act as agent for the Underwriter in offering Shares to the public or otherwise. Nothing contained herein shall constitute the Selected Dealers a partnership, association, unincorporated business or other separate entity, or shall constitute the Selected Dealers, or any of them, partners with us.

                  SECTION 9. Position of the Underwriter. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering or arising hereunder. We shall not be under any liability to you, except for our own lack of good faith, obligations expressly assumed in this Agreement and any liabilities arising under the 1933 Act. No obligations not expressly assumed by us in this Agreement shall be implied hereby or inferred herefrom.

                  SECTION 10. Notices. All communications from you shall be addressed to Cambridge Capital, LLC, 1225 Franklin Avenue, Garden City, New York, 11530, Attention: Syndicate Department. Any notice from us to you shall be deemed to have been duly given if mailed or telegraphed to you at the address at which this letter is mailed.

                  SECTION 11. Reports. You agree to furnish us, for statistical purposes and with the understanding that we will not make the same public, a report, in such form as we may request, showing the number of Shares sold by you in each jurisdiction and showing the distribution of the purchasers classified by the number of Shares purchased, but no such report shall require you to inform us of the names of any purchaser of any of the Shares from you.

                  SECTION 12. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.


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                  Please confirm this Agreement by signing and returning at once the duplicate copy enclosed herewith.


                                           Very truly yours,

                                           CAMBRIDGE CAPITAL, LLC


                                           By:
                                              ------------------------------
                                               Name:
                                               Title:


Accepted and Agreed to:



By:
   --------------------------------
    Name:
    Title:


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CAMBRIDGE CAPITAL, LLC
1225 Franklin Avenue
Garden City, New York  11530

Dear Sir or Madam:

                  The undersigned hereby confirms its agreement to purchase Shares referred to in the foregoing Selected Dealers Agreement, subject to your acceptance or rejection in whole or in part in case of a subscription in excess of any reservation, and acknowledges that such purchase and any purchase of additional Shares made during the term of said Agreement are subject to all the applicable terms and conditions set forth in said Agreement, and agrees to take up and pay for such Shares at the price and upon the terms and conditions stated in said Agreement.

                  The undersigned hereby confirms that (a) it is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and, in connection with the sale of such Shares, it agrees to comply with Rule 2740 of the NASD Conduct Rules (formerly Section 24 of Article III of the Rules of Fair Practice of the NASD) and to obtain a written agreement similar to this clause (a) or to the succeeding clause (b) from any person to whom it grants a selling concession, discount or other allowance, or (b) it is a foreign bank, dealer or institution not eligible for such membership and agrees
(i) to conform to the NASD Conduct Rules (formerly the Rules of Fair Practice of the NASD) in making sales to purchasers outside of the United States as though it were a member of the NASD, including, without limitation, NASD's Interpretation with Respect to Free-Riding and Withholding, the provisions of Rules 2730, 2740 and 2750 of such Conduct Rules (formerly Sections 8, 24 and 36 of such Rules of Fair Practice) and Rule 2420 (formerly Section 25) of such Conduct Rules as that Rule applies to a nonmember broker-dealer in a foreign country and (ii) not to offer or sell any of such Shares in the United States or to persons it has reason to believe are citizens or residents of the United States.

                  The undersigned hereby acknowledges receipt of the Prospectus relating to such Shares, and confirms that, in agreeing to purchase such Shares, it has relied on said Prospectus and not on any other statement whatsoever, written or oral.



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                  The undersigned further confirms that copies of the latest preliminary prospectus with respect to such Shares have been mailed, at least two days prior to the date hereof, to all persons to whom it is presently expected it will sell such Shares and that, if it expects to mail a confirmation of any such sale to any person by airmail, said preliminary prospectus has been sent to such person by airmail.


Dated:_________________, 1998


                                          --------------------------------


                                         By:
                                            ------------------------------
                                            Name:
                                            Title:


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